UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           June 6, 2008  (June 5, 2008)
                Date of Report (Date of earliest event reported)

                      -------------------------------------

                          THE GREAT ATLANTIC & PACIFIC
                                TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                         1-4141               13-1890974
(State or other jurisdiction of    (Commission file number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                                Two Paragon Drive
                           Montvale, New Jersey 07645
                    (Address of principal executive offices)

                                 (201) 573-9700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b)
   under the Exchange Act (17 CFR 240.14d- 2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the
   Exchange Act (17 CFR 240.13e-4(c))
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

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

                  As previously disclosed by the Great Atlantic & Pacific Tea Company, Inc., (the "Company" or "A&P") in its Current Report on Form 8-K/A filed with the SEC on May 7, 2008, Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P. and Yucaipa American Alliance (Parallel) Fund I, L.P. (collectively "the Yucaipa Investors") exercised all of the Series A Warrants issued to the Yucaipa Investors pursuant to the Amended and Restated Warrant Agreement (the "Warrant Agreement") in connection with A&P's acquisition of Pathmark Stores ("Pathmark"). Under the terms of the Warrant Agreement, A&P had twenty (20) business days from the exercise date to deliver to the Yucaipa Investors, at A&P's election, cash, shares of A&P common stock, or a combination thereof, in settlement of the Series A Warrants. On June 5, 2008, the Company settled the Series A Warrants for approximately $45.7 million in cash. The cash paid to the Yucaipa Investors was borrowed by the Company under its existing revolving credit facility, a copy of which is filed as Exhibit 10.45 to the Company's Form 10-Q filed on January 8, 2008.

Item 8.01.     Other Events.

                  On June 5, 2008, the Company issued a press release regarding the cash settlement of the Series A Warrants described in Item 2.04 above. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



Item 9.01.     Exhibits.

                  (c) Exhibits. The following exhibit is filed herewith:

Exhibit No.             Description
----------              -------------
99.1                    Press Release

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 6, 2008


                                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                                 By:    /s/ Allan Richards
                                        -------------------------------------
                                        Allan Richards, Senior Vice President,
                                        Human Resources, Labor Relations,
                                        Legal Services & Secretary

                                              EXHIBIT INDEX


Exhibit No.             Description
----------              -------------
99.1                    Press Release

                                                                   Exhibit 99.1

                                      News


The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ  07645
                                             Investor contact:  William J. Moss
                                                      Vice President, Treasurer
                                                                 (201) 571-4019

                                                Press contact:  Lauren La Bruno
                                              Senior Director, Public Relations
                                                                 (201) 571-4495


             THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES
                      CASH SETTLEMENT OF SERIES A WARRANTS


MONTVALE, NJ - June 5, 2008 - The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol: GAP) announced it settled in cash totaling $45.7 million, the 4,657,378 Series A Warrants, issued in connection with the acquisition of Pathmark. These warrants were exercised by Yucaipa Corporate Initiatives Fund I, L.P., Yucaipa American Alliance Fund I, L.P. and Yucaipa American Alliance (Parallel) Fund I, L.P. (collectively "the Yucaipa Investors") on May 7, 2008.


Based on many factors including the successful integration of Pathmark, future benefits from synergies, positive business momentum and the continued success of store format roll-outs, the Company has opted to settle these Warrants in cash rather than issuing additional common shares.



Founded in 1859, A&P is one of the nation's first supermarket chains. The Company operates 447 stores in 8 states and the District of Columbia under the following trade names: A&P, Waldbaum's, Pathmark, Best Cellars, The Food Emporium, Super Foodmart, Super Fresh and Food Basics.

This release contains forward-looking statements about the future performance of the Company, which are based on Management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company's principal markets; the Company's relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company's cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers; the failure to successfully integrate Pathmark's business and operations and realize synergies in the expected time frame.